S-1/A 1 forms1a.htm FORM S-1/A S-1/A 1 forms1a.htm FORM S-1/A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE MOUNTAIN ECO TOURS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 Primary Standard Industrial Classification Code Number	68-0680858 IRS Employer Identification Number

11 Rocky Road, Queensborough

Kingston, Jamaica 19

Telephone:  876-310-7166

(Address and telephone number of principal executive offices)

Incsmart.biz Inc

4421 Edward Avenue

Las Vegas, Nevada 89108

Tel: 888.681.9777

Fax:  888.679.8222

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	3,041,000	$0.05	$152,050.00	$17.42

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) under the Securities Act of 1933 .

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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PROSPECTUS

Blue Mountain Eco Tours Inc.

3,041,000 SHARES
COMMON STOCK

This prospectus relates to the resale by certain selling shareholders up to 3,041,000 shares of common stock of Blue Mountain Eco Tours Inc. (“Blue Mountain”, “we”, “us”) held by the selling shareholders of Blue Mountain.  We will not receive any proceeds from this offering.

Blue Mountain Eco Tours is an emerging growth company. Our common stock is presently not traded on any market or securities exchange.

_________________

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk and should only be purchased by those who can afford to lose their entire investment.

The selling shareholders will sell our shares at a fixed price of  $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  Currently, our common stock is not traded on any exchange or on the Over-the-Counter market and there has been no market for our securities.  Each of the selling shareholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). Selling shareholders are not required to sell any specific number or dollar amount of securities. We determined this offering price arbitrarily by  adding a $0.04 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Best efforts offering.  The selling shareholders are not required to sell any specific number or dollar amount of securities.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.

The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus Is:   October ___, 2013

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Prospectus Summary                                                                                                             5

Prospective investors are urged to read this prospectus in its entirety.                                       5

Risk Factors related to our Business and Industry                                                                    7

Forward-Looking Statements                                                                                                11

Use of Proceeds                                                                                                                  11

Determination of Offering Price                                                                                        11

Dilution                                                                                                                                 11

Selling Shareholders                                                                                                           11

Shareholders                                                                                                                       11

Plan of Distribution                                                                                                              12

Description of Securities                                                                                                      13

Interests of Named Experts and Counsel                                                                              14

Description of Business                                                                                                       14

Market for Common Equity and Related Stockholder Matters                                                19

Plan of Operation                                                                                                                20

Changes In and Disagreements with Accountants                                                                 22

Available Information                                                                                                          22

Directors, Executive Officers, Promoters and Control Persons                                               22

Executive Compensation                                                                                                      24

Security Ownership of Certain Beneficial Owners and Management                                      25

Certain Relationships and Related Transactions                                                                    25

Disclosure of Commission Position of Indemnification for                                                      25

Securities Act of 1933 Liabilities                                                                                          25

Financial Statements                                                                                                           26

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “Blue Mountain” refer to Blue Mountain Eco Tours Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Blue Mountain was founded in the State of Nevada on December 13, 2010.  We are an eco-driven tourism operations company based out of Jamaica.  It is our belief that the company will fill a market need with our services.  We have not provided any tours to date.  Our business operations to date include the development of a business plan, a company website, and contacting local tour destinations such as hotels and travel agents in the area.

We plan to provide eco-tourism excursions into the backcountry regions of Jamaica.  We believe our short term planned services (1-2 years from execution of providing tours) of providing tours will fill a market need, and differentiate itself from the competition by offering tourists walking and hiking experiences into the most remote parts of this mountain region.  As a part of our long-term strategy over the next several years (2-6 years from initial tour offerings) we intend to offer helicopter transportation to allow for greater access to area’s backcountry.  We do not own any equipment, and any equipment to be used in tour offerings such as vans, busses or helicopters will be rental equipment.  The expansion into helicopter-guided tours will be based on results over the first several years of operations providing walking and hiking tours.  Financing may not be available for the long term strategy of incorporating helicopters tours.

 We are a development stage company and cannot state with certainty whether we will achieve profitability.  Our sole officer sole director, Mr. Donald Lindo intends to devote approximately 30% (15 hours a week) of his business time to our affairs.  We do not have revenues, have minimal assets and have incurred losses since inception.  Our total current liabilities are $26,733 for June 30, 2013, as compared to $22,678 for December, 31 2012.  From our inception on December 13, 2010 to June 30, 2013 we have incurred a net loss of $157,310 compared to the net loss of 153,212 from our inception on December 13, 2010 to December 31, 2012.  To date, our business operations have been limited to primarily, the development of a business plan, initial marketing and company website.

We must raise additional capital in order for our business plan to succeed.  We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  We have no plans regarding obtaining interim additional financing to sustain our business.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.  Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Our currently monthly burn rate is approximately $1,632.  However, this number is not an accurate reflection of our actual monthly cash requirement due to the limited amount of time we have been in business and the limited nature of our operations.  We anticipate a monthly burn rate of approximately $5,000 per month after we commence operations.  As of June 30, 2013 we had no cash in our bank account as a result, we have no cash to satisfy our current monthly burn rate or our current liabilities .  In order to implement our plan of operations we will need to raise at least $97,000.  We will need additional financing to continue our operations and if we are not successful in obtaining financing then our business will fail and you will lose your investment.  We currently have no plans or agreements for financing.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on December 13, 2010 under the laws of the state of Nevada.  Our principal office is located at 11 Rocky Road, Queensborough, Kingston Jamaica, 19.  Our telephone number is 876-310-7166.  Our fiscal year end is December 31.

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The Offering:

Securities Being Offered	The selling shareholders are hereby offering up to 3,041,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by  adding a $0.04 premium to  the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,041,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Shares outstanding prior to offering	13,041,000 shares of common stock.
Shares outstanding after offering	13,041,000 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is no market for our shares of common stock.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	June 30, 2013 (Unaudited)	As of December 31, 2012 (Audited)
Balance Sheet
Total Assets	$-	$43
Total Liabilities	$26,733	$22,678
Stockholders’ Equity (Deficit)	$(26,733)	$(22,635)
	For the six months ended June 30, 2013	Period from December 13, 2010 (date of inception) to June 30, 2013
Statement of Operations
Revenue	$-	$-
Total Expenses	$4,098	$157,310
Net Loss	$(4,098)	$(157,310)

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  We do not currently have a trading price for our common stock.  If and when our common stock become eligible for trading on the Over-the-Counter Bulletin Board, the trading price could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We had no cash on hand as of June 30, 2013.  We have accumulated a deficit of $157,310 in business development and administrative expenses.  Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $97,000 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  The reporting cost of being a publicly held company of $60,000 is calculated in the 12 month expense projection, and is a one-time cost for this year only.  Long term operating costs beyond the 12 month period of our plan of operations is unknown, as we must execute the basic tour offerings in order to determine consumer needs and wants, and well as demand for the tour offerings.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.  We require approximately $97,000 to implement our business plan of the 12 month initial phase to offer walking, and hiking tours.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on December 13, 2010, and our net loss since inception to June 30, 2013 is $157,310, of which $122,622 is for office and general, $34,228 is for professional fees and $460 is for bad debt.  We have a very limited history of operations upon which an evaluation of our future success or failure can be made.

Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations.  Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.  If this happens, you could lose all or part of your investment.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many Tourist based business on the Island of Jamaica and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well-established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

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IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

THE TOURISM INDUSTRY MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The tourism industry might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2010.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and Eco Tours, our reputation and/or our business may suffer.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer sole director, Mr. Donald Lindo, will only be devoting limited time to our operations.  Mr. Lindo intends to devote approximately 30% (15 hours a week) of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Lindo from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Lindo may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF MR. LINDO, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Lindo, for the future success of our business.  The loss of the services of Mr. Lindo could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 68.96% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Mr. Donald Lindo, owns approximately 68.96% of issued and outstanding shares of our common stock.  Accordingly, he will be able to determine the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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BECAUSE MR. LINDO, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Donald Lindo our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

DUE TO THE SOLE OFFICER AND DIRECTOR APPONTED, WE HAVE A WEAKNESS IN OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING.  IF WE FAIL TO DEVELOP AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS.

Due to the fact that the company has a sole officer and director, we have identified a material weakness in our internal control over financial reporting.  If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

The existence of the difficulties in acceptable internal controls is a weakness which could result in errors in our financial statements that could result in further restatements of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in the trading price of our stock.

BECAUSE THE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Jamaica, it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

WE HAVE AN OUTSTANDING LOAN FROM OUR SOLE OFFICER/DIRECTOR, A RELATED PARTY CAN BE CALLED UPON DEMAND AT ANY TIME WHICH COULD DEVASTATE OUR FINANCIAL STATUS.

Donald Lindo, our sole officer and director has the right to demand payment of his related party loan(s) to us at any time.  As of June 30, 2013, Mr. Lindo has loaned us $15,219 for working capital.  This loan is unsecured, payable on demand and bears no interest.  If in the future, Mr. Lindo demands payment for the funds that he has loaned to us, based on our limited cash reserves, we may cease to exist and an investor could lose their entire investment.

WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A COMPANY, AND WE MAY BE UNABLE TO ABSORB THE COSTS ASSOCIATED WITH BEING A PUBLIC COMPANY.

We have never operated as a public company.  As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  We anticipate these costs to be approximately $60,000 for this year and will vary as they continue on for subsequent years.  This will cover legal and accounting expenses.  In addition, related rules implemented by the Securities and Exchange Commission impose various requirements on public companies.  Our sole director and officer will need to devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.  In particular, will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.  Moreover, if we are not able to comply with the requirements in a timely manner, our stock price could decline, and we could face sanctions, delisting or investigations or other material effects on our business, reputation, results of operations, financial condition or liquidity. Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.  Our CEO has not agreed to offer any funding that may be required to commence operations in the eco-tour business or hire employees.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.  Mr. Lindo is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

THE RECENTLY ENACTED JOBS ACT WILL ALLOW US TO POSTPONE THE DATE BY WHICH WE MUST COMPLY WITH SOME OF THE LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION WE PROVIDE IN OUR REPORTS FILED WITH THE SEC, WHICH COULD UNDERMINE INVESTOR CONFIDENCE IN OUR COMPANY AND ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

  the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
  the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;
  the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and
  any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

 We may take advantage of these exemptions until we are no longer an “emerging growth company.”  We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.  Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.  Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

WE ONLY HAVE LIMITED OPERATIONS AND WE HAVE NOT GENERATED SIGNIFICANT REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS

We only have limited operations upon which an evaluation of our future success or failure can be made.  We cannot guarantee that we will be successful in generating significant revenues and profit in the future.  Failure to generate significant revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

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OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-The-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

BECAUSE WE ARE A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES.

We are a shell company as defined in Rule 405, because we are a company with nominal operations and have assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until we no longer are considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

10

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by  adding a $0.04 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,041,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired in an offering made outside of the United States solely to non-U.S. persons, with no directed selling efforts in the United States and where offering restrictions were implemented.  The shares were issued on  July 31, 2011 . The shares include the following:

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

The number of shares owned by each prior to this offering;

2.

The total number of shares that are to be offered for each;

3.

The total number of shares that will be owned by each upon completion of the offering; and

4.

The percentage owned by each upon completion of the offering.

Selling Shareholders
Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares owned Upon Completion of This Offering
Yanigue Grant	125,000	125,000	-0-	-0-
Neil Brokin	51,500	51,500	-0-	-0-
Mantia Patrick	29,000	29,000	-0-	-0-
Sydona Ward	100,000	100,000	-0-	-0-
Nicole Stone	100,000	100,000	-0-	-0-
Luckisa Williams	100,000	100,000	-0-	-0-
Altea Wynter	100,000	100,000	-0-	-0-
Sallisiha Livingston	60,000	60,000	-0-	-0-
Oswald McFarline	100,000	100,000	-0-	-0-
Potugaye Bogle	140,000	140,000	-0-	-0-
Koonan Bennette	61,000	61,000	-0-	-0-
Stephanie Williams	52,000	52,000	-0-	-0-
Ronian Lindo	91,500	91,500	-0-	-0-
Kimon Brodrick	90,000	90,000	-0-	-0-
Shauna- Kanye Clarke	95,500	95,500	-0-	-0-
Maya Cyrild	97,500	97,500	-0-	-0-
Petrina S. Bogle	46,000	46,000	-0-	-0-
Shawayne White	97,500	97,500	-0-	-0-
Ozzi Tomken	83,500	83,500	-0-	-0-
Jean Broderick	98,000	98,000	-0-	-0-
Cynthia Gunn	110,000	110,000	-0-	-0-
Roxanne Williams	95,000	95,000	-0-	-0-
Michael Cunningham	85,000	85,000	-0-	-0-
Stacy-Ann Ball	51,500	51,500	-0-	-0-
Oneil Nunkley	50,000	50,000	-0-	-0-
Tyrone Crossmna	100,000	100,000	-0-	-0-
Lois Strachan	92,500	92,500	-0-	-0-
Anthoniel Jofton	100,000	100,000	-0-	-0-
Simone Nesbeth	100,000	100,000	-0-	-0-
Asoneth Purrock	56,000	56,000	-0-	-0-
Jormaine Banks	49,000	49,000	-0-	-0-
Coreen Punnock	100,000	100,000	-0-	-0-
Sharna Jarret	80,000	80,000	-0-	-0-
Ishmael Pinnock	150,000	150,000	-0-	-0-
Elaine Burke	55,500	55,500	-0-	-0-
Christopher Reid	48,500	48,500	-0-	-0-
TOTALS	3,041,000	3,041,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 13,041,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

have ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer affiliate

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by  adding a $0.04 premium to  the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules to deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

12

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of  $0.001 per share.

Common Stock

As of December 31, 2012 and June 30, 2013 there were 13,041,000 shares of our common stock issued and outstanding, held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Other Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

13

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We were incorporated in the State of Nevada on December 13, 2010.  To date, we have not provided any eco- tours, and we do not own any equipment to be used on the tours.  Our business operations to date have been limited to the development of a business plan, and company website.  Before we can become operational and provide tours, we must continue to develop and execute a marketing strategy, further develop a company website and establish an office.  We are in the process of developing a marketing campaign that will commence in January 2014.  Mr. Lindo has been contacting travel agencies, cruise lines, and local Jamaican hotels.  This initial stage of the marketing effort is progressing, and the next phase is to establish an online presence with adventure enthusiasts and further discussions with contacts made in the Tourism industry as well as implement a direct mail campaign at a cost of $600.  In March 2014, we plan to have completed this leg of the marketing campaign.    Moving forward, in April to June 2014, we will spend approximately $1,000 on the company website, and an additional $2,400 on advertisements in tourism magazines and websites if financing is available.  We have no financing guarantee, and no arrangements have been made to date for financing.  If we are unable to attain financing then we will revise the plan of operations timeline.  We have extended our plan of operations timeline once already, to allow for several months (6 months) lapse for each stage of preparing for tour offerings due to a lack of financing.  We continue to focus on the marketing campaign that has no capital requirement, and contact tour groups, hotels etc. to gather primary research and make contacts in the industry.

Future plans for our Eco-tour business in the Blue Mountain region of Jamaica will include tour packages including the following:

-

Bus trips from major cities and resorts to Blue Mountain

-

Guided day tours provided by bus, bicycle, walking, or hiking, and/or a combination of the preceding.

-

Extended expeditions with the option of assisted helicopter travel to explore the inaccessible backcountry and untouched beaches of the Blue Mountain Region.

(The use of helicopters will be contracted out to licensed helicopter charter companies at competitive rates from the Montego Bay and Kingston International Airports.)

The operations conducted will be executed on a sliding scale basis.  Basic guided tours including walking and hiking will be executed first as the costs are lower and the excursions are shorter.  The initial walking and hiking tours are projected to commence in October – December 2014.  The expedition guides will enhance the customer touring experience by providing factual information and local stories about the history of the landscape, the Jamaican culture, and the common practices of local environmental conservation efforts.

As the company grows, and if the demand is sufficient we will offer the high-end target tours in a rented helicopter, which will be determined feasible if financing is available.  Currently, financing is not available, and may not be available in future.  Vans, buses, and helicopters will be rented locally, as the company does not own any equipment.  The major obstacle to implementing helicopter-guided tours is capital, and potential customers.  We have no guarantee for future financing and this could prevent tour operations, even at the beginning rental stage.

Mr. Lindo will be our primary guide for the first year at which point we conduct a needs analysis to determine if a second tour guide is needed.  We are a development stage company and cannot state with certainty whether we will achieve profitability.  We do not have revenues yet, have minimal assets and have incurred $157,310 in net losses since inception on December 13, 2010.  Our plan of operation is forward-looking.  It is likely that we will not be able to achieve profitability and might need to cease operations and or postpone our plan of operations due to the lack of funding.  The company will use a demand-based pricing strategy that will be adjusted accordingly to maximize revenue and to reflect the seasonal variance of travelers.

14

We believe that Blue Mountain Eco Tours will fill a market need with our services. Eco-tourism is defined as the conscientious travel to natural areas that protects the environment and improves the well-being of local people.  It refers to the practice in which the place one visits is not harmed in any way, thereby maintaining the natural equilibrium of the area.  The principles of eco-tourism activities include conservation, local communities, and sustainable travel while raising awareness to the host country’s political, environmental, and social climate.

Based on these eco-tourism philosophies, Blue Mountain will specialize in providing guided hiking expeditions into the heart of Jamaica’s pristine Blue Mountains.  The Blue Mountain range sprawls across the eastern portion of the island for a length of 28 miles and an average width of about 12 miles.

The region’s diverse mountain forests have more than 800 species of endemic plants, the world’s second largest butterfly, Papilo homerus, and over 200 species of resident and migrant birds.  There are also more than 500 species of flowering plants of which almost one half are native to Jamaica.

We maintain our statutory registered agent's office at 4421 Edward Avenue, Las Vegas, Nevada 89108. Our business office is located at 11 Rocky Road, Queensborough Drive, Kingston, Jamaica.  Our telephone number is 876-310-7166.

Clients

Our president and director, Donald Lindo will market our product and negotiate with potential customers.  We expect that our potential clients will consist of tourists visiting the Island of Jamaica.  We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.

Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our service on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

Sales and Marketing Strategy

We will commence the initial stage of our marketing campaign in January, 2014, beginning with inexpensive options until operations are under way, and a portion of revenues can be dedicated to extend marketing efforts.  We have the advantage of pre-established Internet presence of local Jamaican tourist information websites to market its hiking expeditions to tourists; we will also focus on direct marketing efforts.  Mr. Lindo, our company representative has been actively contacting the following:

  Independent travel agencies in the US, Canada, and Europe
  Cruise lines and Airlines because of the activity packages they offer
  Local Jamaican hotels and tourist information websites
  Established online adventure enthusiast communities

We have made contact with several local hotels and travel agents; however no contracts have been signed to date.  This effort will continue through  December 2013, over the busy tourist season.  We have expanded the duration of this initial phase due to a lack of financing.  The next phases of our plan of operations could be further delayed if we do not secure financing.  The direct marketing efforts will consist of an online presence and direct mail campaigns at a cost of about $600, which we have not yet incurred, and anticipate executing in January 2014.

In the secondary stage of our marketing strategy commencing in April 2014, we anticipate updating the company website at an approximate cost of $1,000, once the website is optimized Micro-blogging utilities such as Twitter will be implemented, and social media websites such as Facebook and MySpace will be utilized as important promotional tactics.  These activities will be conducted at no cost to the company, aside from Mr. Lindo’s salary.

After the website is completed, advertisements will be placed in adventure and tourism magazines and websites such as:

-          Backpacker (www.backpacker.com)

-          Caribbean Travel and Life (www.carribeantravelmag.com)

-          In Travel (www.intravelmag.com)

-          Adventure – National Geographic (www.adventure.nationalgeographic.com)

-          Tripadvisor.com

-          Lonelyplanet.com

-          Visitjamaica.com

-          Cometojamaica.com

The cost for this advertising will be varied depending on the source, from $200 - $1,500 per advertisement.  Initially we budget $2,400 for advertisements of this nature.  We will place one or two ads at a time, and increase the quantity and size of the advertisement, as capital is available.  This marketing campaign will be continuous through the life of our operations.

15

Blue Mountain’s Market Opportunity Matrix

Marketing Medium	Market Opportunity	Market Strategy
Travel Agencies	USA – Approximately 10,00 agencies, 30,000 independent contractors Canada – Approximately 2000 agencies, 10,000 independent contractors	- Direct marketing to travel agencies - Promote services, eco-tourism with social media and blogs - Blue Mountain website
Hotel and Resort Activity Packages

Breezes All Inclusive, Ritz Carlton, Hilton, Couple All Inclusive, Holiday Inn, Half Moon Royal Villas, Grand Palladium, Royal Decahedron, Royal Reef Hotel, Round Hill Hotel And Villas, Retreat Guesthouse Retreat Heights, Starfish Trelawney All Inclusive, Sunset-Beach-Resort-and-Spa, Toby's Resort, The Wexford and many others.

- Direct marketing to hotel and resorts - Promote services, eco-tourism with social media and blogs - Blue Mountain website
Online Destination Travel Tourists Forums, and Bulletin Boards	Lonelyplanet.com/thorntree Virtualtourist.com/ Fodors.com/community/ Tripadvisor.com/ ForumHome Travellerspoint.com/ forum.cfm	- Direct marketing access to travel enthusiasts - Promote services, eco-tourism with social media and blog - Blue Mountain website
Other eco-tourism companies offering guided hiking tours in other areas of the world	White Mountain Adventures, Banff, Canada Backloads Whistler, Canada Colorado Mountain Expeditions, US Big Wild Adventures, Montana, US Arizona Outback Adventures, US	- Website link sharing - Word of mouth advertising - Cross-distribution of promotional materials (i.e. brochures, business cards, etc.)

16

Travel and Tourism Market in Jamaica

Jamaica is considered a year-round destination by tourists.  The peak season to travel is considered to be mid-December to mid-April which is generally the driest time of year in the Caribbean and the coldest time of year in the US Northeast and Midwest and in Canada.  Monthly tourist arrivals have been consistent over the past three years; however, these numbers peak in the months of March and July.

Competition

The Jamaica tourism industry is extremely fragmented and competitive.  Competitors will include companies with substantial customer bases and working history.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.  There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of offering similar tour opportunities with an eco-friendly baseline , which will reduce our competitive edge;

2. Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss.

The Jamaica tourism industry is highly competitive and made-up of many providers that offer similar ranges of services.  The following two major firms currently dominate the Blue Mountain region, in addition to local entrepreneurs also offering guided tour services.

-

Blue Mountain Bike Tours

o

Service offering includes mountain bicycle rental and transportation to drop-off point for downhill bike adventures

-

Sun Venture Tours

o

Service offering includes hiking, sightseeing, birding, bicycle, adventure, nature, and educational tours and services; in particular, sunrise and sunset overnight hiking tours to the Peak of Blue Mountain

The competition in this market revolves around price and the extent and range of service offerings.  Hiking expeditions to the peak of Blue Mountain vary in length and difficulty, and the prices range is often between USD$50 and USD$250 per person per day, depending on the size of the hiking group and duration of the hike.

Blue Mountain Eco-Tours will offer customers the option of weeklong extended expeditions deep into the otherwise inaccessible backcountry. Experienced guides with a commitment to environmental preservation and knowledgeable of the untouched backcountry landscape will provide  a unique experience for each individual customer.  These unique attributes offered by Blue Mountain Eco-Tours will provide the company with a competitive advantage over the hiking tours offered by other service providers in the region.  Blue Mountain Eco Tours will also compete on price by competitively pricing its service offerings.  It will constantly keep abreast of its competitors pricing strategies in order to adapt as proactively as possible.

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Revenues

The company’s revenues will be what we charge our clients for our tours.  Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for services offered are:

- Day Excursion: Pick up and drop off from hotel, the day trip includes  an informational tour.  Knowledgeable guides will point out island highlights and make photo opportunity stops along the way.  Tour times range from 2-6 hours, and a maximum of 12 persons may register.  Prices will vary with the length of tour, and number of registrants, starting from USD $50.

Invoicing will be conducted on a daily basis, when a tour is offered.  Blue Mountain Eco Tours shall have discretion in selecting the dates and times it performs tours throughout the month giving due regard to the needs of the client’s, and seasonal demands.  All actual reasonable and necessary expenditures, which are directly related to the tour, are to be absorbed by the company.

We cannot guarantee that we will be able to find successful contracts with the potential customers with a demand for Eco Tours, in which case our business may fail and we will have to cease our operations.

Initially, our director Mr. Donald Lindo will work with the current tour operations, and continue to seek relationships with local tourism businesses and vacation resorts.  We cannot guarantee that we will be able to find successful contracts with Jamaican companies, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees.

Identification of Certain Significant Employees

We are a development stage company and currently have one employee, other than our sole officer and director Donald Lindo.  We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 11 Rocky Road Queensborough, Kingston Jamaica, 19.  Our telephone number is 876-310-7166.  This is the office of our Director, Mr. Donald Lindo.  We do not pay any rent to Mr. Lindo and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue Las Vegas, Nevada 89108.

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Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading   of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 38 registered shareholders.

Rule 144 Shares

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

  the issuer of the securities that was formerly a shell company has ceased to be a shell company;
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; an at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

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Plan of Operation

We are in the development stage of our business.  As a development stage company, we have yet to earn revenue from operations.  We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner, and on terms favorable to us; our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and the implementation of marketing programs, key agreements and strategic alliances, and general economic conditions specific to our industry. To date, our business operations have been limited to primarily, the development of a business plan, company website, and preliminary marketing activities discussed in the description of business, and the Sales and Marketing Strategy . Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and execute our first service agreement.  We are not raising any money in this offering.  Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Donald Lindo though we do not have an agreement from Mr. Lindo for such cash advances.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

We will not be conducting any product research or development.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to profitably sell our services.

Our plan of operations is as follows:

July 2012 – December, 2013: Negotiate service agreements with potential customers.  Estimated amount of funds required: no material costs.

Since July 2012, , our sole officer and director, Mr. Lindo, has been looking for potential customers.

As of October 28, 2013 we have made contact with several tour operators as well as resorts.  To date no agreements have been signed.

Even though the negotiation of service agreements with tour operators will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering.  Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Mr. Lindo, though we do not have an agreement from Mr. Lindo for such cash advances.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

January to March 2014: Commence Direct Mail Marketing Campaign.  Estimated amount of funds required: $600.

We intend to initialize the presence of Blue Mountain Eco Tours in the Tourism market by utilizing the pre-established Internet presence of local Jamaican tourist information websites to market hiking expeditions to tourists. This will have no associated costs. We will also focus on direct marketing effortsthat are inexpensive, until operations are under way and revenues can contribute to the marketing strategy.

Secondly, in order to network and establish a presence in the professional community of tourism in Jamaica Mr. Lindo, our company representatives has been, and will continue to  directly contact the following:

  Independent travel agencies in the US, Canada, and Europe
  Cruise lines and Airlines because of the activity packages they offer
  Local Jamaican hotels and tourist information websites
  Established online adventure enthusiast communities

We will initiate a direct mailing campaign to acquire potential customers at a cost of $600 for materials, which we anticipate executing through March.  Telephone and online advertisements will be executed in conjunction with the mailing at no cost aside from Mr. Lindo’s salary.

We also expect to acquire new clients through another free source of advertising, “word of mouth" advertising, and referral where our clients will refer their colleagues to us.  We willencourage such advertising by rewarding the person who referred new clients to us.

We also plan to attend local shows and exhibitions in the travel industry, which help tour operators, consultants and Travel agents, come face to face and find new business opportunities and partners. Marketing is an ongoing business requirement that will continue during the life of our operations.

April to June 2014: Develop Website and Advertisements.  Estimated amount of funds required: $4,000

By April 2014, assuming available resources we intend to continue developing our website.  Our director, Mr. Lindo will be in charge of continuing our online campaign.  The online campaign costs, including updating the site design and implementation will be approximately $1,000.  If we have limited capital resources, and are unable to fund the website updates and marketing we will continue with the initial stages marketing campaign currently being executed by Mr. Lindo at no cost to the company, on his own unpaid time.  In this situation we will then revise the plan of operations accordingly to accommodate more time to finance the operating plan.

We plan to focus on search engine optimization within the website development. Our website address is www.bluemountainecotours.net. Updating and improving the company website will continue throughout the lifetime of our operations.

After the website is completed, advertisements will be placed in adventure and tourism magazines and websites such as:

-          Backpacker (www.backpacker.com)

-          Caribbean Travel and Life (www.carribeantravelmag.com)

-          In Travel (www.intravelmag.com)

-          Adventure – National Geographic (www.adventure.nationalgeographic.com)

-          Tripadvisor.com

-          Lonelyplanet.com

-          Visitjamaica.com

-          Cometojamaica.com

The cost for this advertising will be varied depending on the source, from $200 - $1,500 per advertisement.  Initially we budget $2,400 for advertisements of this nature. We will place one or two ads at a time, and increase the quantity and size of the advertisement, as capital is available. This marketing campaign will be continuous through the life of our operations.

July to September 2014: Set up Office.  Estimated amount of funds required: $3,000

By September 2014, assuming available resources, we might plan to set up an office in Jamaica.  We believe that it will cost approximately $3,000 to set up an office and obtain the necessary office equipment/furniture.

Office requirements:

     Furnishings               $ 1,200

     Filing                        $ 800

     Print/Scan/Fax          $ 700

     Phone                        $ 100

     Miscellaneous           $ 200

Our sole officer and director Mr. Lindo will handle company administrative duties.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Expenses Over 12 Months
Marketing costs	$ 3,000
Website development costs	1,000
Estimated cost of this offering (including costs of being a publically reporting company)	90,000
Office Set Up	3,000
Total	$97,000

October to December 2014: Begin tour offerings:

We will begin offering tours after the marketing campaign is completed and the office is functional.  Mr. Lindo will conduct office duties as well as lead the tours.  Walking and hiking tours will be offered initially to establish the business.  The equipment rental fees will include only a 12 person capacity van at a cost of $80 per day.

The projected revenues from walking and hiking tours for the initial operations are as follows:

Day Excursions: $50 USD per person, offering 2 tour times each day with 4-12 clients on each tour is the equivalent revenue of $400-$1,200 per day less equipment expense of $80 per day.

Over the following year a review will be conducted on an ongoing basis to analyze revenues as well as customer feedback to determine the next stages for longer tours, and tours involving the rental equipment such as larger buses and helicopters.

May 2015 – December, 2018

If our walking and hiking tours have been successful, and the customer feedback/primary research gathered by Mr. Lindo suggests that helicopter tours will enhance the business opportunities, we will begin to offer guided tours in a rented helicopter.

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Limited operating history; and the need for additional capital.

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.  Our CEO has not agreed to offer any funding that may be required to commence operations in the eco-tour business or hire employees.    The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.   Mr. Lindo is not obligated to  make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our short term  obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Currently our monthly burn rate is approximately $1,632. However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be higher once we commence operations. We anticipate a monthly burn rate of approximately $5,000 per month after we commence operations.

As set forth above, we need approximately  $97,000 to implement our business plan.  We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. We anticipate a monthly burn rate of approximately $5,000 per month after we commence operations.

Results of Operations for Year Ending December 31, 2012 compared to the Year Ending December 31, 2011 and from December 13, 2010 (Date of Inception) to December 31, 2012.

Revenues

We have had no operating revenues since our inception on December 13, 2010 to December 31, 2012.

Expenses

We incurred operating expenses in the amount of $17,312 for the year ended December 31, 2012, compared to total operating expenses of $35,900 for the year ended December 31, 2011.  The decrease in operating expenses in 2011 can be attributed to the fact that we incurred increased expenditures in 2011 related to our formation and setup as we were incorporated in December 2010.  We incurred total operating expenses of $153,212 for the period from our inception on December 13, 2010 to December 31, 2012.

For the year ended December 31, 2012, our operating expenses were comprised $2,508 in office and general and $14,804 in professional fees.  For the year ended December 30, 2011, the operating expenses were comprised $20,066 in office and general and, $15,374 in professional fees and $460 in bad debt.  The decrease in operating expenses in 2012 is attributed to the fact that we incurred increased expenditures in 2011 related to our formation and setup as we were incorporated in December 2010.  From our inception on December 13, 2010 to December 31, 2012 we incurred $122,574 in office and general expenses, $30,178 in professional fees and $460 in bad debt.

Liquidity and Capital Resources

As of December 31, 2012 we had cash reserves of $43, and a working capital deficit of $22,635.  For the year ended December 31, 2011 we had cash reserves of $1,884, and a working capital deficit of $5,490.  We require approximately $97,000 to implement our business plan.  By January 2014 we will require $600 to commence the marketing campaign.  In April 2014 we require an additional $4,000 to continue marketing and develop the website.  By September 2014, we estimate an expense of $3,000 to set up the office before we commence providing tours in October to December 2014.

Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.  Our CEO has not agreed to offer any funding that may be required to commence operations in the eco-tour business or hire employees.    The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.   Mr. Lindo is not obligated to  make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We have no plans regarding obtaining interim additional financing to sustain our business, and we do not have any arrangements or plans for arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Cash Used in Operating Activities

Cash used in operating activities was $5,310 for the year ended December 31, 2012 compared to $30,066 used for the year ended December 31, 2011.  The decrease in the amount of cash used for operating activities was attributed to the fact that we incurred increased expenditures in 2011 related to our formation and setup as we were incorporated in December 2010.  The amount of cash used in operating activities was $35,376 from our inception on December 13, 2010 to December 31, 2012.  We anticipate that cash used in operating activities will increase in 2012 - 2014 as discussed under "Plan of Operations.”

Cash from Financing Activities

We have funded our business to date primarily from loans such as $3,469 during the year end December 31, 2012 compared to $12,000 for the year end December 31, 2011. We also had loans of 15,469 during the inception on December 13, 2010 to December 31, 2012. We also funded our business from sales of our common stock such as $29,950 for the year ended December 31, 2011 and the inception of December 13, 2010 to December 31, 2012. For the year ended December 31, 2012 we raised a total of $3,469 compared to $32,410 raised for the year ended December 31, 2011. From our inception, on December 13, 2010, to December 31, 2012, we have raised a total of $29,950 from private offerings of our securities and from loans from our director and $5,469 in net borrowings from a related party.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our tour operations and our venture will fail.

Results of Operations for Six Months Ended June 30, 2013 compared to the Six Months Ended June 30, 2012 and from December 13, 2010 (Date of Inception) to June 30, 2013.

Revenues

We have had no operating revenues since our inception on December 13, 2010 to June 30, 2013.

Expenses

We incurred operating expenses in the amount of $4,098 for the six months ended June 30, 2013, compared to $9,572 for the same period in 2012.  The decrease in operating expenses was attributed to the fact that we had decreased operating activities in 2013 as we are in the process of negotiating service agreements with potential customers which does not have any material costs. From our inception on December 13, 2010 to June 30, 2013 we have incurred total operating expenses of $157,310.

For the six months ended June 30, 2013, our operating expenses were comprised of $48 in office and general (2012:  $1,878) and $4,050 in professional fees (2012:  $7,694).  The decrease in operating expenses was attributed to the fact that we had decreased operating activities in 2013 as we are in the process of negotiating service agreements with potential customers which does not have any material costs  From our inception on December 13, 2010 to June 30, 2013 we incurred $122,622 in office and general expenses, $34,228 in professional fees and $460 in bad debt.  Our operating expenses were decreased of office and general expenses as well as professional fees due to decreased operations in that year.

Liquidity and Capital Resources

As of June 30, 2013 we had no cash reserves, total current assets of $nil, total current liabilities of $26,733 and a working capital deficit of $26,733 compared to December 31, 2012 with cash reserves of $43 and a working capital deficit of $22,635.  Currently, we do not have enough funds to sustain operations and we will need to raise additional funding to implement our business plan but currently we have no such plans to raise additional funding.  Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.  Our CEO has not agreed to offer any funding that may be required to commence operations.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.   Mr. Lindo is not obligated to do make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Cash Used in Operating Activities

Cash used in operating activities was $9,793 for the six months ended June 30, 2013 (2012:  $4,747).  From our inception on December 13, 2010 to June 30, 2013 we have used $45,169 in operating activities.  The increase in the amount of cash used for operating activities was attributed to the fact that our net losss decreased during 2013.

Cash from Financing Activities

We raised $9,750 of funds in financing activities from net borrowings for the six months ended June 30, 2013 compared to $2,969 raised from net borrowings for the same period in 2012.  From our inception on December 13, 2010 to June 30, 2013 we have raised $45,169 in financing activities from net borrowings of $15,219 and sales of our common stock of $29,950.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Results of Operations for Three Months Ended June 30, 2013 compared to the Three Months Ended June 30, 2012 and from December 13, 2010 (Date of Inception) to June 30, 2013.

Revenues

We have had no operating revenues since our inception on December 13, 2010 to June 30, 2013.

Expenses

We incurred operating expenses in the amount of $3,274 for the three months ended June 30, 2013, compared to $5,444 for the same period in 2012.  The decrease in operating expenses was attributed to the fact that we had decreased operating activities in 2013 as we are in the process of negotiating service agreements with potential customers which does not have any material costs.  From our inception on December 13, 2010 to June 30, 2013 we have incurred total operating expenses of $157,310.

For the three months ended June 30, 2013, our operating expenses were comprised of $24 in office and general (2012:  $0) and $3,250 in professional fees (2012:  $5,444).  The decrease in operating expenses was attributed to the fact that we had decreased operating activities in 2013 as we are in the process of negotiating service agreements with potential customers which does not have any material costs  From our inception on December 13, 2010 to June 30, 2013 we incurred $122,622 in office and general expenses, $34,228 in professional fees and $460 in bad debt.  Our operating expenses were decreased of office and general expenses as well as professional fees due to decreased operations in that year.

Liquidity and Capital Resources

As of June 30, 2013 we had no cash reserves, and a working capital deficit of $26,733 compared to December 31, 2012 with cash reserves of $43 and a working capital deficit of $22,635.

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Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Donald Lindo	31

Executive Officers:

Name of Officer	Age	Office

Donald Lindo	31	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Mr. Lindo has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our Incorporation on December 13, 2010.  Mr. Donald Lindo owns 68.96% of the outstanding shares of our common stock.  Since our inception on December 13, 2010, Mr. Lindo has been our President overseeing the day-to-day activities of the business.  Mr. Lindo is a veteran of the Jamaican tourism industry.  From 1999 to 2010, he worked as a tour guide, educating visitors about the wonders of Jamaica.

In 2010, he started his own company, Blue Mountain Eco-tours located in Montego Bay, Jamaica providing hiking expeditions into the Blue Mountain region.  In his role as owner, he is responsible for the management of the company’s management, human resource, and financial functions. Prior to 2010, Mr. Lindo worked full time as a tour guide at Dunns’ river falls, (from 2003-2010) as well as a part-time bus driver/operator for Sunquest Vacations in Jamaica.  Currently, Mr. Lindo works part time as a guest assistant, guiding tourists as they climb the falls, at Dunns’ river falls.

Mr. Lindo has earned the Sustainable Travel International Certification.  Sustainable Travel International’s mandate is to promote responsible travel and ecotourism, supporting sustainable development, and helping travelers and travel providers protect the cultures and environments.  Certification helps travelers easily identify responsible tourism operators and to help tourism businesses manage their impacts.

These experiences, qualifications and attributes have led to our conclusion that Mr. Donald Lindo should be serving as president in light of the business and structure.  Mr. Lindo has not been a member of the board of directors of any Eco operations during the last five years.  Mr. Lindo intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Blue Mountain, Eco Tours.

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During the past ten years, Mr. Lindo has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Lindo was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lindo’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  No term, however, has been accorded to Mr. Lindo’s term as a director.

Significant Employees

We have no significant employees other than our officer and sole director, Mr. Donald Lindo.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Donald Lindo, our President will be devoting approximately 30% (15 hours/week) of his time to our operations.  Because Mr. Lindo will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 13, 2010 to December 31, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Donald Lindo, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2011	None	None	100,000	None	None	None	None	100,000
	2012	None	None	None	None	None	None	None	None

The table above summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal years ended December 13, 2011 and December 31, 2012.

                                   (1)   Calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

There are no current employment agreements between the company and its sole officer and director.

Mr. Donald Lindo currently devotes approximately 15 hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officers or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Mr. Lindo.  We do not pay him for acting as a director or officer.

24

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class (2)
Common Stock	Donald Lindo (1) 11 Rocky Road, Queensborough, Kingston Jamaica, 19	10,000,000	68.96%
Common Stock	Officer and Director as a group that consists of one person	10,000,000	68.96%

(1)

 Mr. Lindo is our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer, sole Director and Secretary

(2)

The percent of class is based on 13,041,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

On December 13, 2010, our sole officer and director, Donald Lindo, was granted 10,000,000 shares of our common stock at $0.01 per share for services of $100,000.

To date our President has loaned us $15,219.  He is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

Disclosure of Commission Position of Indemnification for

Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

25

Financial Statements

Index to Financial Statements:

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Mountain Eco Tours Inc.

We have audited the accompanying balance sheets of Blue Mountain Eco Tours Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the twelve month periods ended December 31, 2012 and 2011, also the period from inception (December 13, 2010) through December 31, 2012.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Mountain Eco Tours Inc. as of December 31, 2012 and 2011, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

July 31, 2013

F-1

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2012	December 31, 2011

ASSETS

CURRENT ASSETS
Cash	$43	$1,884
TOTAL ASSETS	$43	$1,884

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$17,209	$5,374
Loans from Related Party	5,469	2,000
TOTAL CURRENT LIABILITIES	$22,678	$7,374

STOCKHOLDERS' EQUITY (DEFICIT )
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
13,041,000 common shares at December 31, 2012
and at December 31, 2011	$13,041	$13,041
Additional Paid in Capital	117,536	117,369
Deficit accumulated during the development stage	(153,212)	(135,900)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(22,635)	$(5,490)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$43	$1,884

The accompanying notes are an integral part of these financial statements

F-2

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

			Cumulative results
	Year	Year	from inception
	ended	ended	(December 13, 2010) to
	December 31, 2012	December 31, 2011	December 31, 2012
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$2,508	$20,066	$122,574
Bad Debt	-	460	460
Professional Fees	14,804	15,374	30,178
Total Expenses	$17,312	$35,900	$153,212

NET LOSS	$(17,312)	$(35,900)	$(153,212)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
	13,041,000	11,370,149

The accompanying notes are an integral part of these financial statements

F-3

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT
From inception (December 13, 2010) to December 31, 2012

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - December 13, 2010		-	-	-	-

Founder's stock issued on December 10, 2010
for services, at $0.001 per share	10,000,000	$10,000	$90,000	$-	$100,000

Net Loss for the period to December 31, 2010				(100,000)	(100,000)

Balance, December 31, 2010	10,000,000	$10,000	$90,000	$(100,000)	$-

Common stock issued on July 31, 2011
for cash @$0.01 per share	3,041,000	3,041	27,369	-	30,410

Net Loss for the year December 31, 2011				(35,900)	(35,900)

Balance, December 31, 2011	13,041,000	$13,041	$117,369	$(135,900)	$(5,490)

Interest Imputed			167		167

Net Loss for the period December 31, 2012				(17,312)	(17,312)

Balance, December 31, 2012	13,041,000	$13,041	$117,536	$(153,212)	$(22,635)

The accompanying notes are an integral part of these financial statements

F-4

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year	Year	December 13, 2010
	ended	ended	(date of inception) to
	December 31, 2012	December 31, 2011	December 31, 2012

OPERATING ACTIVITIES
Net loss	$(17,312)	$(35,900)	$(153,212)
Adjustment to reconcile net loss to net cash	-	-	-
used in operating activities
Imputed Interest Expense	167	-	167
Stock Based Compensation	-	-	100,000
Bad Debt Expense	-	460	460
Changes In Operating Assets & Liabilities
Increase (decrease) in accrued expenses	$11,835	$5,374	$17,209

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(5,310)	$(30,066)	$(35,376)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	29,950	29,950
Loan from related party: Borrowings	3,469	12,000	15,469
Repayments	-	(10,000)	(10,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES
	$3,469	$32,410	$35,419

NET INCREASE ( DECREASE) IN CASH	$(1,841)	$1,884	$43

CASH, BEGINNING OF PERIOD	$1,884	$-	$-

CASH, END OF PERIOD	$43	$1,884	$43

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

December 31, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Blue Mountain Eco Tours, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $153,212.  The Company was incorporated on December 10, 2010 in the State of Nevada and established a fiscal year end at December 31.  The Company is a development stage company as defined in FASB ASC 915 organized to engage in Caribbean eco tours.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with the maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2012 or 2011.

Advertising
Advertising costs are expensed as incurred. As of December 31, 2012 and 2011, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Founder's shares issued were treated as compensation.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on December 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on December 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. ASU 2011-02 has become effective for the Company on September 1, 2012. The Company does not believe that the guidance will have a material impact on its financial statements.

F-6

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $22,635, an accumulated deficit of $153,212 and net loss from operations since inception of $153,212. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing shares.

The officer and director has committed to advancing certain operating costs of the Company, including Legal, Audit, and Edgarizing costs.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On December 10, 2010, the director of the Company was granted 10,000,000 shares of the common stock in the Company at $0.01 per share for services of $100,000.

On July 31, 2011 the Company issued 3,041,000 shares at $0.01 per share for $30,041 of which $460 has been written off.
As of December 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation. Founder's shares issued were treated as compensation.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

· Level 1. Observable inputs such as quoted prices in active markets;
· Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
· Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of December 31, 2012 and 2011, and the year then ended on a recurring basis:
Description Level 1 Level 2 Level 3 Total Realised Loss
$ - $ - $ - $ -
Totals $ - $ - $ - $ -

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

From inception to December 31, 2012, net advances from a director of the Company were $5,469, $15,469 of which were borrowings and $10,000 were repayments. The amount is unsecured, non-interest bearing and is due on demand. Imputed interest of $167 has been charged to additional paid in capital in the year ended December 31, 2012. During the year ended December 31, 2012, $3,469 was advanced from the director.

NOTE 7 – INCOME TAXES

The Company has losses carried forward for income tax purposes for December 31, 2012.  There are no current or deferred tax expenses for the period ended December 31, 2012 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate.  Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.
December 31, 2012 December 31, 2011
Net Operating loss carry forward 153,212 135,900
Effective Tax Rate 35% 35%
Deferred Tax Assets 53,624 47,565
Less: Valuation Allowance (53,624) (47,565)
Net deferred tax asset $0 $0

The net federal operating loss carry forward will expire between 2029 and 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381. In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions as of any date on or before December 31, 2012

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

F-7

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
June 30, 2013

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

F-8

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

BALANCE SHEETS (Unaudited)

	June 30, 2013	December 31, 2012

ASSETS

CURRENT ASSETS
Cash	$-	$43
TOTAL ASSETS	$-	$43

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,509	$17,209
Bank overdraft	5	-
Loans from Related Party	15,219	5,469
TOTAL CURRENT LIABILITIES	$26,733	$22,678

STOCKHOLDERS' EQUITY (DEFICIT)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
13,041,000 common shares at June 30, 2013
and at December 31, 2012	$13,041	$13,041
Additional Paid in Capital	117,536	117,536
Deficit accumulated during the development stage	(157,310)	(153,212)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(26,733)	$(22,635)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$43

The accompanying notes are an integral part of these financial statements

F-9

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

					Cumulative results
	3 months	3 months	6 months	6 months	from inception
	ended	ended	ended	ended	(December 13, 2010) to
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
REVENUE

Revenues	$-	$-	$-	$-	$-
Total Revenues	$-	$-	$-	$-	$-

EXPENSES

Office and general	$24	$-	$48	$1,878	$122,622
Bad Debt	-	-	-	-	460
Professional Fees	3,250	5,444	4,050	7,694	34,228
Total Expenses	$3,274	$5,444	$4,098	$9,572	$157,310

NET LOSS	$(3,274)	$(5,444)	$(4,098)	$(9,572)	$(157,310)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	$13,041,000	$13,041,000	13,041,000	13,041,000

The accompanying notes are an integral part of these financial statements

F-10

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT
From inception (December 13, 2010) to June 30, 2013

(Unaudited)

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - December 13, 2010		-	-	-	-

Founder's stock issued on December 10, 2010
for services, at $0.001 per share	10,000,000	$10,000	$90,000	$-	$100,000

Net Loss for the period to December 31, 2010				(100,000)	(100,000)

Balance, December 31, 2010	10,000,000	$10,000	$90,000	$(100,000)	$-

Common stock issued on July 31, 2011
for cash @$0.01 per share	3,041,000	3,041	27,369		30,410

Net Loss for the year December 31, 2011	-	-	-	(35,900)	(35,900)

Balance, December 31, 2011	13,041,000	$13,041	$117,369	$(135,900)	$(5,490)

Imputed interest			167		167

Net Loss for the year December 31, 2012	-	-	-	(17,312)	(17,312)

Balance, December 31, 2012	13,041,000	$13,041	$117,536	$(153,212)	$(22,635)

Net Loss for the period June 30, 2013				(4,098)	(4,098)

Balance, June 30, 2013	13,041,000	$13,041	$117,369	$(157,310)	$(26,733)

The accompanying notes are an integral part of these financial statements

F-11

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)

	6 months	6 months	December 13, 2010
	ended	ended	(date of inception) to
	June 30, 2013	June 30, 2012	June 30, 2013

OPERATING ACTIVITIES
Net loss	$(4,098)	$(9,572)	$(157,310)
Adjustment to reconcile net loss to net cash used in operating activities
Imputed interest expense	-	-	167
Founder's shares	-	-	100,000
Bank overdraft	5	-	5
Bad Debt Expense Changes in operating assets and liabilities	-	-	460
Increase (decrease) in accrued expenses	$(5,700)	$4,825	$11,509

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(9,793)	$(4,747)	$(45,169)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	29,950
Loan from related party: Borrowings	9,750	2,969	25,219
: Paid	-	-	(10,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES
	$9,750	$-	$45,169

NET INCREASE (DECREASE) IN CASH	$(43)	$(1,778)	$-

CASH, BEGINNING OF PERIOD	$43	$1,884	$-

CASH, END OF PERIOD	$-	$106	$-

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

F-12

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)
NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

June 30, 2013

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2013, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2012 audited financial statements.  The results of operations for the periods ended June 30, 2013 and the same period last year are not necessarily indicative of the operating results for the full years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising

Advertising costs are expensed as incurred.  As of June 30, 2013 and December 31, 2012 no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.
  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Founder's shares issued were treated as compensation.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.”  This update changes the disclosure of pro forma information for business combinations.
These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.”  This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”.  This amendment explains which modifications constitute troubled debt restructurings (“TDR”).  Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met.  For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption.  ASU 2011-02 has become effective for the Company on September 1, 2012.  The Company does not believe that the guidance will have a material impact on its financial statements.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011.
  This guidance amends certain accounting and disclosure requirements related to fair value measurements.  Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference;
(3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy.
ASU 2011-04 will become effective for the Company on December 1, 2012.  We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 will become effective for the Company on December 1, 2012.
This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity.  In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements.  This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income.  The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment.  The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit.  The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test.  The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350):
Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.
The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections
Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.
These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.
The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-          Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under
U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-          Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

F-13

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has a working capital deficit of $26,733, an accumulated deficit of $157,310 and net loss from operations since inception of $157,310.  The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On December 10, 2010, the director of the Company was granted 10,000,000 shares of the common stock in the Company at $0.01 per share for services of $100,000.

On July 31, 2011 the Company issued 3,041,000 shares at $0.01 per share for $30,041 of which $460 has been written off.

As of June 30, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation. Founder's shares issued were treated as compensation.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception.  The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  The standard applies under othe
r accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements.  The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.
The recorded values of long-term debt approximate their fair values, as interest approximates market rates.  As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

· Level 1. Observable inputs such as quoted prices in active markets;
· Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
· Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of June 30, 2013 and December 31, 2012 and the year then ended on a recurring basis:
Description Level 1 Level 2 Level 3 Total Realised Loss
$ - $ - $ - $____-___
Totals $ - $ - $ - $ -

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

Net advances from a director of the Company were $15,219. The loan is payable on demand and without interest. Imputed interest is immaterial.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no further events to disclose.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

Net advances from a director of the Company were $15,219. The loan is payable on demand and without interest. Imputed interest is immaterial.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no further events to disclose.

F-14

BLUE MOUNTAIN ECO TOURS INC.

3,041,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

27

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$17.42
Transfer Agent Fees	$0.00
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$25,000.00
Edgar filing fees	$3,000.00
Miscellaneous (printing, etc.)	$1,982.58
Total	$55,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, the Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligation of indemnification, if any, shall be conditioned on our receiving prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Our bylaws provide that we will advance all expenses incurred to our directors, officers, employees and agents to the extent permitted by law, our Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligations of indemnification, if any, shall be conditioned on our receiving of prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Recent Sales of Unregistered Securities

On December 13, 2010, the director of the Company was granted 10,000,000 shares of the common stock in the Company at $0.01 per share for services of $100,000.

On July 31, 2011 the Company issued 3,041,000 shares at $0.01 per share for $30,041, of which $460 had been written off.  As of July 22, 2013, the $460 has been repaid to the Company and therefore all shares of common stock have been fully paid for.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

28

Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment
3.3*	By-Laws
5.1*	Legal Opinion of Dean Law Corp., with consent to use
23.1	Consent of M&K CPAS, PLLC

*Previously filed

The undersigned registrant hereby undertakes:

1..	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

29

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kingston, Jamaica on the 29th day of October, 2013.

BLUE MOUNTAIN ECO TOURS INC. By: /s/ Donald Lindo Donald Lindo President, Chief Executive Officer, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Donald Lindo	President, Chief Executive Officer,	October 29, 2013
Donald Lindo	Principal Executive Officer, Principal Financial Officer Principal Accounting offer and Director

30